UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 8, 2006
USG Corporation

(Exact name of registrant as specified in its charter)
Commission File Number: 1-8864

Delaware	36-3329400

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

125 South Franklin Street, Chicago, Illinois	60606-4678

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 606-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)	On November 8, 2006, the Board of Directors of the Registrant (the “Board”) elected Jose Armario, President, Latin America Group of McDonald’s Corporation, a director of the Corporation effective January 1, 2007 for a term expiring at the 2009 annual meeting of stockholders of the Registrant. Mr. Armario was also elected to the Governance Committee of the Board. Mr. Armario will be entitled to receive the same compensation for service as a director as is applicable to the Registrant’s other directors. Such compensation is described in the Registrant’s proxy statement dated March 31, 2006.

(e)	On November 8, 2006, the Board approved (1) new forms of Employment Agreement and Change in Control Severance Agreements for the Registrants’ executive officers to be entered into effective January 1, 2007 and (2) the implementation of a new Deferred Compensation Plan effective April 1, 2007. The following are brief descriptions of the terms and conditions of the forms of Employment Agreement and Change in Control Severance Agreements and of the Deferred Compensation Plan.
Employment Agreement. The form of Employment Agreement provides that during the employment period, the executive will receive an annual base salary and may participate in the Registrant’s benefit plans and perquisite programs on the same basis as other similarly situated executives of the Registrant. If the executive’s employment is terminated by the Registrant without “cause,” the Registrant will pay the executive the following severance benefits: a lump sum payment equal to two times the sum of the executive’s base salary plus the executive’s target annual bonus for the year in which termination of employment occurs; a lump sum payment equal to the total cost of continuing the executive’s medical, dental, vision, long-term disability and life insurance coverage for 18 months following termination of the executive’s employment; a lump sum payment equal to any retirement benefits the executive would have earned under the Registrant’s defined benefit retirement plans (including any supplemental plans) during the two years following termination of employment; and outplacement services for a period of at least six months. Severance benefits will be provided in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and are conditioned upon the executive’s compliance with confidentiality and non-compete obligations.
When effective, the new Employment Agreements will replace the employment agreements currently in effect for the Registrant’s executive officers.
Change in Control Severance Agreements. Pursuant to the form of Change in Control Severance Agreement approved for the Registrant’s current named executive officers and two additional executive officers, if, within the two-year period following a “change in control” of the Registrant, the executive’s employment is terminated by the Registrant except for “cause,” or the executive resigns because of certain adverse changes in his or her compensation, benefits or position, then severance benefits will be payable by the Registrant. Severance benefits include: a lump sum payment equal to the greater of the executive’s pro-rated target annual bonus for the year in which the termination of employment occurs or the year in which the change in control of the Registrant occurs; a lump sum payment equal to three times the sum of the executive’s base salary plus the greater of the executive’s pro-rated target annual bonus for the year in which the termination of employment occurs or the year in which the change in control of the Registrant occurs; the continuation of the executive’s coverage under the Registrant’s medical, dental, vision, long-term disability and life insurance benefit plans for 18 months following termination of the executive’s employment; a lump sum payment equal to the total cost of continuing the executive’s medical, dental, vision, long-term disability and life insurance coverage for an additional 18 months following termination of the executive’s employment; a lump sum payment equal to any retirement benefits the executive would have earned under the Registrant’s defined benefit retirement plans (including any supplemental plans) during the three years following termination of employment; and outplacement services for a period of at least six months. Payments and benefits under the Change in Control Severance Agreement are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Code, but only if the reduction is less than 10% of the total amounts payable that would constitute “parachute payments.” If the reduction is 10% or more of the total amounts payable that would constitute “parachute payments,” the payments will not be decreased, but rather will be increased by an amount sufficient to provide the executive, after tax, a net amount equal to the Code Section 4999 excise tax imposed on such amounts. Severance benefits will be provided in a manner that complies with Section 409A of the Code and are conditioned upon the executive’s compliance with confidentiality and non-compete obligations. The Registrant must pay attorneys’ fees and expenses incurred by an executive in enforcing his or her rights under the Change in Control Severance Agreement following a change of control. If upon a termination of employment, an executive is entitled to severance benefits under the Employment Agreement and the Change in Control Severance Agreement, the executive will be entitled to severance benefits only under the agreement that provides for greater benefits and will not be entitled to benefits under both agreements.

When effective, the Change in Control Severance Agreements will replace the Termination Compensation Agreements currently in effect for these executive officers.
Pursuant to the form of Change in Control Severance Agreement approved for other executive officers of the Registrant, essentially the same severance benefits as described above are to be provided in essentially the same circumstances, except that these executive officers are eligible to receive lump sum payments of two times the applicable compensation and benefits instead of three times the applicable compensation and benefits.
Deferred Compensation Plan. The Deferred Compensation Plan will allow “eligible employees” to elect to defer receipt of compensation until termination of employment or, if earlier, until an unforeseeable emergency. An eligible employee is any employee who is in a salary band of 12 or higher and who has an annualized base salary equal to or greater than the prior year Internal Revenue Service threshold for a “highly compensated employee” ($100,000 for 2006). An eligible employee may elect to defer up to 50% of base salary and up to 75% of annual incentive. Deferrals will be recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered by the plan administrator. Such investment funds are generally those offered under the USG Corporation Investment Plan and include a USG Corporation common stock equivalent account. Following termination of employment, a plan participant will be entitled to receive in a cash lump sum an amount equal to his or her plan account. Payments will be made from the general assets of the Registrant and will be subject to claims of its creditors. The plan will be administered by the Registrant’s Pension and Investment Committee, is intended to be exempt from certain ERISA requirements as a plan that covers a select group of management and highly compensated employees and is intended to comply with Code Section 409A. Amounts deferred under the Deferred Compensation Plan will generally be subject to income tax in the year in which received, but are subject to employment taxes in the year of deferral.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)	On November 8, 2006, the Board approved an amendment to the Registrant’s bylaws to increase the maximum number of directors of the Registrant to 13 from 12. The amendment is effective January 1, 2007.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Exhibits.
Exhibit 3 — Text of bylaw amendment, effective January 1, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant
Date: November 13, 2006	By:	/s/ Stanley L. Ferguson
Stanley L. Ferguson,
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
3	Text of bylaw amendment, effective January 1, 2007